Exhibit 21.1
List of Direct and Indirect Subsidiaries of Nelnet, Inc.
as of February 7, 2008

				Date		Relationship to	Percentage
	Name	City	State	Established	Description of Operations	Nelnet, Inc.	Ownership
1.	National Education Loan Network, Inc. (organized in Nevada) (dba American Card Services)	Lincoln	NE	01/27/00	Student loans and associated products, services and financing, including marketing services. Also provides corporate services (legal, accounting, etc.) for Nelnet and its related entities, and provides payment processing and web-based software applications.	Direct Subsidiary	100%
2.	Nelnet Capital LLC (organized in Nebraska)	Lincoln	NE	03/03/00	Broker — Dealer Services	Direct Subsidiary	100%
3.	Nelnet Guarantor Solutions, LLC (organized in Florida) (formerly Nelnet Guarantee Services LLC; formerly GuaranTec LLP)	Jacksonville	FL	01/01/06 (was converted from LLP in 2006 — LLP formed 11/1/96)	Provides services to student loan guaranty agencies.	Indirect Subsidiary	100%
4.	National Higher Education Loan Program, Inc. (organized in Nebraska)	Lincoln	NE	11/05/97	Student loan financing	Indirect Subsidiary	100%
5.	5280 Solutions LLC (f/k/a Nelnet Technology Services LLC) (organized in Colorado) (d/b/a Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Littleton	CO	11/30/00 (was converted from a corporation to an LLC in 2005)	Provides IT products and technical consulting; develops and licenses loan processing/servicing software.	Indirect Subsidiary	100%
6.	FirstMark Services, LLC (organized in Colorado)	Woodbury	MN	02/26/02	Origination and servicing of private educational loans	Indirect Subsidiary	100%
7.	ClassCredit, Inc. (organized in Florida)	Lincoln	NE	08/02/94	Student loan origination	Indirect Subsidiary	100%
8.	InTuition, Inc. (organized in Florida)	Lincoln	NE	12/20/91	Student loan servicing and financing	Indirect Subsidiary	100%
9.	EFS Finance Co. (organized in Indiana)	Lincoln	NE	01/13/95	Student loan financing	Indirect Subsidiary	100%
10.	Nelnet Management Corporation-1 (organized in Nevada) (formerly Nelnet Student Loan Warehouse Corporation — 1)	Lincoln	NE	01/23/02	Student loan financing	Indirect Subsidiary	100%
11.	Nelnet Student Loan Funding Management Corporation (organized in Nevada)	Lincoln	NE	05/14/02	Student loan financing	Indirect Subsidiary	100%
12.	Nelnet Student Loan Funding, LLC (organized in Delaware)	Lincoln	NE	01/25/02	Student loan financing	Indirect Subsidiary	100%
13.	NELNET Student Loan Corporation-1 (organized in Nevada)	Lincoln	NE	02/28/96	Student loan financing	Indirect Subsidiary	100%

				Date		Relationship to	Percentage
	Name	City	State	Established	Description of Operations	Nelnet, Inc.	Ownership
14.	NELNET Student Loan Corporation-2 (organized in Nevada)	Lincoln	NE	10/08/99	Student loan financing	Indirect Subsidiary	100%
15.	NHELP-I, Inc. (organized in Nevada)	Lincoln	NE	09/25/98	Student loan financing	Indirect Subsidiary	100%
16.	NHELP-II Inc. (organized in Nevada)	Lincoln	NE	01/13/98	Student loan financing	Indirect Subsidiary	100%
17.	NHELP-II, LLC (organized in Nevada)	Lincoln	NE	01/13/98	Student loan financing	Indirect Subsidiary	100%
18.	NHELP-III, Inc. (organized in Nevada)	Lincoln	NE	09/07/99	Student loan financing	Indirect Subsidiary	100%
19.	EMT Corp. (organized in Indiana)	Lincoln	NE	04/14/98	Student loan financing	Indirect Subsidiary	100%
20.	Nelnet Loan Corp.(organized in Nevada)	Lincoln	NE	10/25/01	Private Student loan financing	Indirect Subsidiary	100%
21.	Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.) (organized in Nebraska)	Lincoln	NE	04/20/03	Student loan financing	Indirect Subsidiary	100%
22.	MELMAC, Inc. (organized in Nevada)	Portland	ME	06/28/00	Student loan financing	Indirect Subsidiary	100%
23.	MELMAC, LLC (organized in Delaware)	Portland	ME	06/29/00	Student loan financing	Indirect Subsidiary	100%
24.	National Education Loan of New England, Inc. (organized in Rhode Island)	Warwick	RI	03/09/04	Student loan origination	Indirect Subsidiary	100%
25.	Student Loan Acquisition Authority of Arizona, LLC (organized in Delaware)	Lincoln	NE	09/01/03	Student loan financing	Indirect Subsidiary	100%
26.	SLAAA Acquisition Corp. (organized in Nebraska)	Lincoln	NE	08/01/03	Student loan financing	Indirect Subsidiary	100%
27.	Shockley Financial Corp. (organized in Colorado)	Aurora	CO	10/01/02	Capital Markets activities	Indirect Subsidiary	100%
28.	Nelnet Canada, Inc. (organized in Canada)	Mississauga	Ontario	05/10/07	Canadian Student loan origination and servicing	Indirect Subsidiary	100%
29.	Nelnet Business Solutions, Inc. (f/k/a FACTS Management Co.) (organized in Nebraska) (dba FACTS Management and infiNET Integrated Solutions)	Lincoln	NE	12/26/92	Tuition payment plans, online payment processing and campus commerce solutions.	Indirect Subsidiary	100%
30.	Student Marketing Group, Inc. (organized in New York)	Lynbrook	NY	02/04/99	Direct marketing services	Direct Subsidiary	100%
31.	National Honor Roll, L.L.C. (organized in New York)	Lynbrook	NY	01/01/01	High School Student Honor Roll publication and mailing list services	Indirect Subsidiary	100%
32.	LoanSTAR Funding Group, Inc. (organized in Texas)	Bryan	TX	12/08/97	Student loan originations and secondary market.	Indirect Subsidiary	100%
33.	Nelnet Academic Funding Solutions, LLC (organized in Nebraska)	Lincoln	NE	08/15/05	Student loan financing and management	Indirect Subsidiary	100%
34.	College Bound Loans, Inc. (organized in Rhode Island) (f/k/a/ BST Holdings, Inc.)	Warwick	RI	11/05/80	Student loan origination	Indirect Subsidiary	100%
35.	Nelnet Academic Services LLC (organized in Nebraska) (f/k/a Nelnet Mentor, LLC)	Lincoln	NE	12/18/03	Student loan services	Indirect Subsidiary	100%
36.	Chela Education Funding, Inc. (organized in Nebraska) (f/k/a Student Partner Services, Inc.)	Lincoln	NE	05/09/02	Student loan origination	Indirect Subsidiary	100%
37.	Loanstar Assets GP, LLC (organized in Delaware)	Lincoln	NE	01/30/01	Student loan financing and management	Indirect Subsidiary	100%

				Date		Relationship to	Percentage
	Name	City	State	Established	Description of Operations	Nelnet, Inc.	Ownership
38.	Loanstar Assets LP, LLC (organized in Delaware)	Lincoln	NE	01/30/01	Student loan financing	Indirect Subsidiary	100%
39.	Loanstar Assets Partners, LP (organized in Delaware)	Lincoln	NE	01/30/01	Student loan financing and management	Indirect Subsidiary	100%
40.	Nelnet Academic Private Loan Warehouse — I, LLC (organized in Delaware)	Lincoln	NE	08/12/05	Student loan financing	Indirect Subsidiary	100%
41.	CUnet, LLC (organized in Delaware)	Wyckoff	NJ	02/02/04	Performance-based educational marketing, lead generation, and vendor management services.	Indirect Subsidiary	100%
42.	Peterson’s Nelnet, LLC (formerly NELN Acquisition, LLC) (organized in Nebraska)	Lawrenceville	NJ	07/19/06	College search and selection, test preparation, and financial aid; online services for essay editing and instruction as well as resume writing.	Indirect Subsidiary	100%
43.	M & P Building, LLC (organized in Nebraska)	Lincoln	NE	10/06/06	Real Estate	Direct/Indirect	100%
44.	Nelnet Student Asset Funding Extendable CP, LLC (organized in Nebraska)	Lincoln	NE	10/13/06	Student Loan Financing	Indirect Subsidiary	100%
45.	Lincoln Square Funding LLC (organized in Nebraska)	Lincoln	NE	10/03/06	Student Loan Financing	Indirect Subsidiary	100%
46.	First National Life Insurance Company of the USA (a Nebraska domiciled life insurance company)	Lincoln	NE	3/25/07	Insurance programs	Indirect Subsidiary	100%
47.	Education Solutions, Inc.	Lincoln	NE	01/01/08	Student Loan Financing	Indirect Subsidiary	100%
Note: this list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.